                                                                     EXHIBIT (V)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1998-6 Monthly Statement
                      Class A Certificate CUSIP #25466KBY4
                      Class B Certificate CUSIP #25466KBZ1


Trust Distribution Date: October 15, 1998      Due Period Ending:  September 30, 1998

Pursuant to the Series Supplement dated as of July 30, 1998 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000
     -----------------------------------------------------------------------
     of Class Initial Investor Interest)
     -----------------------------------

  Series  1998-6                                    Total         Interest        Principal
         Class A      30 days at 5.850000000%   $4.875000000    $4.875000000    $0.000000000

         Class B      30 days at 6.050000000%   $5.041666667    $5.041666667    $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------

  (a) Aggregate Investor Interest                       $17,987,972,342.65
      Seller Interest                                    $5,650,197,368.71

      Total Master Trust                                $23,638,169,711.36


  (b) Group One Investor Interest                       $15,437,972,342.65

  (c) Group Two Investor Interest                        $2,550,000,000.00

  (d) Series 1998-6 Investor Interest                      $526,316,000.00

  (e) Class A Investor Interest                            $500,000,000.00

      Class B Investor Interest                             $26,316,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                               Finance Charge          Principal          Yield
                                                                Collections           Collections      Collections

  (a) Allocation of Collections between Investor and Seller

      Aggregate Investor Allocation                            $311,805,039.20     $2,508,296,244.18      $0.00

      Seller                                                    $96,316,739.86       $774,814,023.07      $0.00

  (b) Group One Allocation                                     $267,891,135.76     $2,155,033,579.41      $0.00

  (c) Group Two Allocation                                      $43,913,903.44       $353,262,664.77      $0.00

  (d) Series 1998-6 Allocations                                  $9,060,303.50        $72,885,047.93      $0.00

  (e) Class A Allocations                                        $8,611,369.54        $69,273,626.64      $0.00

      Class B Allocations                                          $448,933.96         $3,611,421.29      $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                         Deposits into the
                          SPFAs This          SPFA     Deposit Deficit    Investment
                          Due Period         Balance       Amount           Income

     Series 1998-6           $0.00            $0.00         0.00             $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                    Total Payments
                              Amount Paid      Deficit Amount        Through This
                             This Due Period   This Due Period        Due Period

     Series 1998-6                 $0.00            $0.00                $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                          Deposits Into the
                                             SIFAs This
                                             Due Period          SIFA Balance

     Series 1998-6                         $2,570,176.50        $6,425,441.25

7.   Pool Factors
     ------------

                                                           This Due Period

     Class A                                                 1.00000000

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------

                                                                  Cumulative
                                                              Investor Charged-Off
                                         This Due Period           Amount

  (a) Group One                          $113,570,252.31            $0.00

  (b) Group Two                           $18,616,939.60            $0.00

  (c) Series 1998-6                        $3,841,041.44            $0.00

  (d) Class A                              $3,650,719.57            $0.00

      Class B                                $190,321.87            $0.00

9.   Investor Losses This Due Period
     -------------------------------

                                                             Per $1,000 of
                                                            Original Invested
                                                   Total        Principal

  (a) Group One                                    $0.00          $0.00

  (b) Group Two                                    $0.00          $0.00

  (c) Series 1998-6                                $0.00          $0.00

  (d) Class A                                      $0.00          $0.00

      Class B                                      $0.00          $0.00

10.  Reimbursement of Investor Losses This Due Period        Per $1,000 of
     ------------------------------------------------       Original Invested
                                                   Total        Principal

  (a) Group One                                    $0.00          $0.00

  (b) Group Two                                    $0.00          $0.00

  (c) Series 1998-6                                $0.00          $0.00

  (d) Class A                                      $0.00          $0.00

      Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses         Per $1,000 of
     ------------------------------------------------       Original Invested
                                                   Total        Principal

  (a) Group One                                    $0.00          $0.00

  (b) Group Two                                    $0.00          $0.00

  (c) Series 1998-6                                $0.00          $0.00

  (d) Class A                                      $0.00          $0.00

      Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------

  (a) Group One                                           $25,945,231.67

  (b) Group Two                                            $4,250,000.00

  (c) Series 1998-6                                          $877,193.33

  (d) Class A                                                $833,333.33

      Class B                                                 $43,860.00

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------

                                                               As a Percentage
                                                                  of Class A
                                                 Total         Invested Amount

     Series 1998-6 Class B                   $44,736,860.00         8.9474%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                              Shared Amount     Class B Amount

     Maximum Amount                                $0.00        $21,052,640.00

     Available Amount                              $0.00        $21,052,640.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                         $0.00                 $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding           $24,021,453,838.82

                        Delinquent Amount      Percentage of Ending
     Payment Status       Ending Balance      Receivables Outstanding

     30-59 days           $651,395,072.25             2.71%

     60-179 days        $1,134,774,887.95             4.72%


                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee


                              BY:
                                 ----------------------------

                                        Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1998-6 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

       The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of July 30, 1998 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1998-6 Master Trust Certificates for the Distribution Date occurring on October 15, 1998:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                               $3,691,232,046.31

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                                  $69,273,626.64

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                            $8,611,369.54

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                           $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                             $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall                                  $0.00
           is equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                            $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                              $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                 $0.00

 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                                   $3,611,421.29

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                              $448,933.96

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                           $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                             $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                  $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                            $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                              $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                 $0.00

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of October, 1998.



                           GREENWOOD TRUST COMPANY
                           as Master Servicer

                           By:
                              ------------------------
                           Vice President, Chief Accounting Officer,
                           and Treasurer